UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2010

LIVE CURRENT MEDIA INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-29929	88-0346310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Beatty Street, Suite 307 Vancouver, British Columbia V6B 2M1
(Address of principal executive offices)

Registrant’s telephone number, including area code (604) 453-4870

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 1, 2010, the Board of Directors (the “Board”) of Live Current Media Inc. (the “Company”) adopted amendments to, and restated in their entirety, effective as of that date, the Company’s Bylaws (the “Bylaws”).

The amendments (i) revise the mechanics of the annual meeting process to track Nevada law and public company common practices; (ii) add detailed provisions governing the use of proxies and voting of shares held jointly or by entities; (iii) permit telephonic participation in stockholders’ meetings at the discretion of the chairman of the Board; (iv) add flexibility regarding the time and place of Board meetings; (v) eliminate prescribed agendas for meetings of stockholders and the Board; (vi) eliminate references to an Executive Committee; (vii) conform stock certificate requirements to Nevada law and current common practices for companies with outside transfer agents; (viii) designate the office of the Company’s registered agent in Nevada as the Company’s official registered office in Nevada; (ix) eliminate the requirement of Board approval of transactions over $10,000; (x) eliminate certain formal signature requirements on contracts and other legal documents of the Company; (xi) add mandatory indemnification and advancement of expenses for directors and officers of the Company; and (xii) make other clarifying and conforming language changes.

More specifically, the revised Bylaws provide that the stockholders’ annual meeting will now be held the third Thursday in June of each year, instead of October 10th of each year, and the location of such meeting is no longer limited to the Company’s offices in the City of Las Vegas, Nevada, but instead, can be anywhere the Board chooses.  Special stockholders’ meetings may be called by the chairman of the Board, the Board, or the president of the Company, or may be requested by stockholders holding a majority of the voting power in the Company.  Notice of all stockholders’ meetings must now be sent to the Company’s stockholders at least 10 days, and no more than 60 days, before the meetings, as opposed to the prior requirement that notices be sent at least 5 days before stockholders’ meetings.  The revised Bylaws provide for certain procedures to establish the record date for purposes of determining which stockholders are entitled to notice of, and to vote in, the stockholders’ meetings.  The Board can set the record date anywhere from 10 to 60 days prior to any stockholders’ meeting, with the default record date being 10 days prior to stockholders’ meetings.

The revised Bylaws provide that a quorum at a stockholders’ meeting requires that a majority of stockholders be represented, as opposed to 51% in the prior Bylaws.  The revisions also clarify how a quorum is reached when voting by classes of stock is necessary.  The revised Bylaws delete the provision regarding the preparation of a list of stockholders present at meetings; as a result of this deletion, the applicable provisions of Nevada law will control.  Voting requirements for actions taken by the stockholders have been clarified, and include that a majority of the voting power present at a meeting at which a quorum is present, either in the aggregate or, if applicable, by class, is required for an action to pass.  Revisions were made to clarify who is entitled to vote on behalf of individuals and entities, and the mechanics that must be followed to effect such voting.  They also clarify the procedures that must be followed in order to vote stock held by multiple persons, and forbid the voting of Company stock held by the Company (subject to narrow exceptions for Company stock held by the Company in a fiduciary capacity).  Stockholders may now split how they vote their stock, except in the case of director elections, such that they are not required to vote all of their shares the same way.

Sections governing proxies have been revised to clarify and detail the rules governing the use and voting of proxies.  A new section has been added that allows stockholders to participate in any stockholders’ meetings by means of a telephone conference or similar methods of communication, as long as all participants in the meeting can hear each other and the chairman of the Board approves.  Finally, the agenda for stockholders’ meetings prescribed in the prior Bylaws has been deleted altogether.

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Several amendments were made to sections dealing with directors and Board meetings.  Under the revised Bylaws, notices of Board meetings no longer need to be sent to directors when such Board meetings follow a stockholders’ meeting at which directors were elected, as the time and place of such Board meetings will now always immediately follow the stockholders’ meetings at issue.  For all other Board meetings, notice must be delivered to directors at least 48 hours prior to meetings.  Notice may now be delivered in person, by mail, by facsimile, or by electronic mail.  Special meetings of the Board may now be called by the chairman of the Board or, if there is no chairman of the Board, by the president or secretary of the Company.  Any two directors may also request special Board meetings.  Provisions relating to the compensation of directors have been revised such that compensation of directors is no longer contingent on the Company being able to pay dividends; director compensation must now be approved by the Board.  Board approval is no longer mandatory for the Company to enter into all contracts or obligations involving the payment or lending of more than $10,000 by the Company, thereby allowing the Board to establish appropriate thresholds.  Finally, as with stockholders’ meetings, the section setting forth the prescribed agenda for Board meetings has been deleted.

All references to the Executive Committee in the prior Bylaws were removed, eliminating the implied requirement that the Board form an Executive Committee.  The Board may, however, form an Executive Committee, or any other committees it chooses, to exercise some or all of its rights.

Sections relating to stock ownership and certificates were revised such that ownership of stock no longer must be evidenced by stock certificates.  Instead, certificates are now issued only to stockholders who request them.  Revisions were also made to clarify the legend that must be printed on certificates for classes of stock to which attach special rights and/or limitations.  Stock certificates may now be signed by (i) the chairman of the Board, or (ii) the president or a vice-president, and the treasurer or an assistant treasurer, or (iii) the secretary or an assistant secretary.  If such certificates are signed by a transfer agent or registrar other than the Company, the signatures of the Company’s executives may be facsimiles.  Finally, the seal of the Company may, but no longer needs to be, affixed to certificates.

With respect to lost or destroyed stock certificates, the Bylaws were revised to provide the Board with more flexibility in determining what a stockholder must do or provide in order to be re-issued a new certificate.  There is no longer a six-month waiting period from the date the claim is made that a certificate was lost or destroyed to the date a new certificate can be issued.  Furthermore, the Board now has discretion as to whether to require that the claiming stockholder give the Company a bond, and in determining the amount of such bond.

The section of the prior Bylaws stipulating that the Stock Transfer Books must be closed, and that no dividends can be issued, prior to and during stockholders’ meetings, has been deleted in its entirety.  The same is true of a section that required that all contracts of the Company be signed by the president and the secretary, and have the Company’s corporate seal affixed thereto.

A new section was added to the Bylaws that allows the Board to obtain insurance on behalf of the Company’s current and past directors, officers, employees and agents, against liabilities asserted against them incurred in such capacities.  Another new section requires the Company to indemnify to the fullest extent permissible under Nevada law persons involved in litigation as a result of such persons’ serving or having served as directors or officers of the Company, or serving or having served at the request of the Company or for its benefit as directors, officers, agents or employees of other companies, or as the Company’s representatives in a partnership, joint venture, trust or other enterprise.  The indemnification covers all expenses, liabilities and losses reasonably incurred or suffered as a result thereof.  The Company is required to pay covered expenses as they are incurred and in advance of final disposition, upon receipt of an undertaking by the indemnified person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company.  Furthermore, the revised Bylaws provide that any future amendments to the indemnification provisions described above can only apply on a prospective basis and may not limit any rights of indemnitees with respect to any action or failure to act that occurred prior to such amendments.  Any amendment failing to comply with the above requirement requires the approval of the affected directors and officers.

The foregoing summary of changes to the Bylaws is qualified in its entirety by the full text of the Amended and Restated Bylaws of the Company, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

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Item 9.01                      Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit
Number	Description

3.1	Amended and Restated Bylaws of Live Current Media Inc. (as of September 1, 2010).

3.2	Amended and Restated Bylaws of Live Current Media Inc., marked to show amendments adopted on September 1, 2010.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE CURRENT MEDIA INC.

By:	/s/ C. Geoff Hampson
C. Geoff Hampson
Chief Executive Officer
Dated: September 8, 2010

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EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated Bylaws of Live Current Media Inc. (as of September 1, 2010).

3.2	Amended and Restated Bylaws of Live Current Media Inc., marked to show amendments adopted on September 1, 2010.